UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 7, 2009

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 7, 2009, Lee Enterprises, Incorporated (the “Company”) reported its preliminary results for the second fiscal quarter ended March 29, 2009. The Company is furnishing the related earnings release under Item 2.02. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

99.1	Earnings Release – Second fiscal quarter ended March 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: May 7, 2009	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Release – Second fiscal quarter ended March 29, 2009

2

Exhibit 99.1 - Earnings Release – Second fiscal quarter ended March 29, 2009

201 N. Harrison St.

Davenport, IA 52801

                      www.lee.net

NEWS RELEASE

Lee Enterprises reports results for second fiscal quarter  DAVENPORT, Iowa (May 7, 2009) — Lee Enterprises, Incorporated (NYSE: LEE), reported today a loss per diluted common share of $1.16 for its second fiscal quarter ended March 29, 2009. A year ago, Lee recorded a loss of $15.90 per share. Non-cash impairment charges reduced results significantly in both years, and the incremental cost of debt refinancing reduced results in the current year quarter.

Impairment charges in this year’s quarter totaled $154.8 million, and financing charges totaled $12.9 million. This year’s quarter included a favorable earnings impact of $58.1 million, resulting from a reversal of a liability of $71.3 million initially recorded in March 2008 related to the redemption of a 5 percent minority interest in St. Louis. Exclusion of the reversal, impairment charges in both years and other unusual items(1) results in a loss of 7 cents per share for the quarter, which is the seasonally smallest of the year. Per share earnings a year ago were 9 cents.

Mary Junck, chairman and chief executive officer, said:

“A substantial achievement in the quarter was our completion of favorable financing arrangements to help us manage through the recession. In refinancing the Pulitzer Notes and restructuring our bank debt, we have been able to protect our operating flexibility and ability to resume long-term growth.

“For now, the recession has cut deeply across all key categories of advertising revenue. One glimmer is that year-over-year revenue declines have flattened over the last three months. Still, we expect a tough road in the months ahead and have taken further steps to streamline our cost structure. As a result, we now expect to reduce 2009 cash costs 15-16 percent below 2008, a decrease of more than $120 million.

“Despite the current economic turmoil, we continue to believe that Lee will emerge strong. We believe our aggressive sales programs during the downturn will help us gain an even greater share of local print and online advertising spending when the economy recovers. In addition, our massive audience reach in our markets has continued to grow. Our latest research reaffirms that both our print and online audiences expanded in 2008 across all age groups, in direct contradiction to the negativity surrounding the future of our business. Meanwhile, colleagues across our company are applauding the awarding of a Pulitzer Prize to Mark Mahoney of The Post-Star in Glens Falls, New York. His powerful editorial writing exemplifies the importance our newspapers place on strong local coverage and our indispensable role in our communities.”

SECOND QUARTER OPERATING RESULTS

Total operating revenue from continuing operations for the quarter decreased 19.7 percent from a year ago to $198.8 million. Combined print and online advertising revenue decreased 24.0 percent to $141.5 million, with retail advertising down 17.6 percent, and classified down 34.7 percent. Combined print and online employment advertising revenue decreased 57.7 percent, automotive decreased 26.8 percent and real estate decreased 32.2 percent. Online advertising revenue declined 26.5 percent, with online retail advertising up 12.2 percent and online classified advertising down 44.8 percent. National advertising revenue decreased 14.6 percent. Circulation revenue declined 4.1 percent.

Operating expenses, excluding unusual items, depreciation and amortization, decreased 17.4 percent to $167.8 million. Compensation, excluding unusual items, declined 20.2 percent, with full-time equivalent employees down 16.4 percent. Newsprint and ink expense decreased 15.1 percent and other cash costs decreased 14.2 percent.

Operating cash flow(2) decreased 35.1 percent compared with a year ago to $28.7 million. Including equity in earnings of associated companies, depreciation and amortization, as well as adjustments for impairment and other non-cash charges, the operating loss was $146.3 million.

ADJUSTED EARNINGS AND EPS(1)

Unusual items(1) affected year-over-year comparisons for the quarter. Unusual items in both years included adjustments for impairment of goodwill and other assets. Also, $71.3 million of the liability related to the redemption of the minority interest in St. Louis initially recorded in 2008 was reversed in 2009, increasing results in 2009 by $58.1 million. Unusual items in 2009 also included the incremental cost of debt refinancing. The following table summarizes the impact from unusual items on income (loss) available to common stockholders and earnings (loss) per diluted common share. Per share amounts may not add due to rounding.

13 Weeks Ended
March 29 2009		March 30 2008
Amount	Per Share	Amount	Per Share

$ (51,757)	$ (1.16)	$ (713,037)	$ (15.90)

154,813		931,389
12,927		876
2,443		815
170,183		933,080
(63,261)		(223,299)
106,922	2.41	709,781	15.83
55,165	1.24	(3,256)	(0.07)
(58,094)	(1.31)	7,483	0.17
$ (2,929)	$ (0.07)	$ 4,227	$ 0.09

YEAR TO DATE OPERATING RESULTS

Total operating revenue from continuing operations for the six months decreased 16.1 percent from a year ago to $442.4 million. Combined print and online advertising revenue decreased 19.2 percent to $326.1 million, with retail advertising down 13.2 percent, and classified down 30.9 percent. Combined print and online employment advertising revenue decreased 50.3 percent, automotive decreased 24.9 percent and real estate decreased 30.9 percent. Online advertising revenue declined 20.1 percent, with online retail advertising up 15.8 percent and online classified advertising down 38.2 percent. National advertising revenue decreased 9.6 percent. Circulation revenue declined 4.3 percent.

Operating expenses, excluding unusual items, depreciation and amortization, decreased 13.0 percent to $357.4 million. Compensation, excluding unusual items, declined 16.4 percent, with full-time equivalent employees down 13.5 percent. Newsprint and ink expense decreased 7.3 percent and other cash costs decreased 9.9 percent.

Operating cash flow(2) decreased 29.8 percent compared with a year ago to $81.8 million. Including equity in earnings of associated companies, depreciation and amortization, as well as adjustments for impairment and other non-cash charges, the operating loss was $180.6 million.

YEAR TO DATE ADJUSTED EARNINGS AND EPS(1)

Unusual items(1) affected year-over-year comparisons for the year to date. In both years, unusual items included adjustments for impairment of goodwill and other assets. Also, $71.3 million of the liability related to the redemption of the minority interest in St. Louis initially recorded in 2008 was reversed in 2009, increasing 2009 results by $58.1 million. Unusual items in 2009 also included the incremental cost of debt refinancing. The following table summarizes the impact from unusual items on income (loss) available to common stockholders and earnings (loss) per diluted common share. Per share amounts may not add due to rounding.

26 Weeks Ended
March 29 2009		March 30 2008
Amount	Per Share	Amount	Per Share

$ (100,434)	$ (2.26)	$ (690,911)	$ (15.24)

224,858		931,389
14,850		1,752
2,665		939
242,373		934,080
(77,131)		(223,653)
165,242	3.72	710,427	15.67
64,808	1.46	19,516	0.43
(57,055)	(1.28)	7,483	0.17
$ 7,753	$ 0.17	$ 26,999	$ 0.60

PRINT AND ONLINE AUDIENCES

Both print and online audiences continued to grow in 2008 across all age groups in Lee’s 12 largest markets.

According to the 2008 Lee Enterprises Audience Report released in March, the combined reach of the newspapers and online sites among adults over the course of a week grew from 67 percent in 2007 to 70 percent in 2008. The research, conducted by Wilkerson & Associates, carries an overall margin of error of 0.8 percentage points.

Among other statistics: The newspapers reach an average of 63 percent of all adults in the markets, compared with 62 percent in 2007. The newspaper online sites attract 23 percent of all adults, compared with 18 percent a year earlier. The reach of both the newspapers and the online sites has continued to grow in every age category. The combined reach for people 18-29 rose from 56 to 62 percent. It increased from 64 to 66 percent among those 30-39; from 70 to 72 percent among those 40-59, and from 72 to 73 percent for people 60 and older. Among people who seek local news online, 44 percent rely on the newspaper site, compared with 18 percent who visit all local TV sites combined. Details of the audience report are available at www.lee.net/audience.

Although audience reach continued to grow, paid circulation declined for the six-month Audit Bureau of Circulations Fas-Fax period ended March 31, 2009. Lee newspapers recorded declines of 4.6 percent daily(3) and 3.5 percent Sunday, compared with industry average declines of 7.3 percent daily and 5.4 percent Sunday. The St. Louis Post-Dispatch posted a daily decline of 6.5 percent and a Sunday gain of 0.3 percent. The Post-Dispatch was one of only two of the country’s 25 largest newspapers to grow on Sunday. Factors affecting paid circulation include price increases, reduced distribution in less-profitable geographic areas and reductions in sponsored copies.

DEBT AND FREE CASH FLOW(4)

Debt was reduced $153 million in the quarter, including $120 million as a result of refinancing of the Pulitzer Notes in February. Also in February, Lee restructured future payments of its $1.1 billion bank debt. The cost of debt financing charged to expense totaled $12.9 million for the quarter. Remaining financing costs will be amortized until 2012.

Carl Schmidt, Lee vice president, chief financial officer and treasurer, said: “We believe the favorable terms of these financing arrangements, as well as resolution of the minority ownership arrangement in St. Louis, have significantly improved our liquidity for the foreseeable future and give us a clear runway to manage through the recession. We remain on pace with expectations we set for our lenders during the refinancing process. Liquidity at the end of the quarter totaled $94.7 million, against $81.9 million of debt repayments due in the next twelve months, substantially all of which are expected to be satisfied with the company’s cash flow.” He said the company remained well within all its financial covenants.

Free cash flow in this seasonally lowest quarter of the year was negative $6.0 million, compared with $9.8 million a year ago. Free cash flow totaled $14.5 million year to date, compared with $57.9 million in the prior year. The payment of debt financing costs significantly reduced results for the current year quarter and year to date.

IMPAIRMENT CHARGES

Results for the quarter include an estimate of non-cash impairment charges to earnings. The non-cash impairment charges are consistent with the manner in which other publishing companies and those in other industries are responding to current equity market valuation issues.

The charges, which the company preliminarily estimates total $154.8 million before income taxes, and $115.7 million after tax, substantially reduce the book value of goodwill and other tangible and intangible assets, including certain newspaper mastheads. The charges have no effect on cash flows, but reduce reported earnings per common share, resulting in a loss for the quarter and full year ending September 27, 2009. The impairment testing is being performed in accordance with generally accepted accounting principles, which, among other factors, requires consideration of differences between current book value and the fair value of all of the company's assets, including current market capitalization.

Because of the complex nature of the calculations involved, the final amount of the charges will not be determined for several months. A more definitive amount is expected to be included in financial statements to be filed with the Securities and Exchange Commission in the company's Form 10-Q for the period ending June 28, 2009.

ABOUT LEE

Lee Enterprises is a premier provider of local news, information and advertising in primarily midsize markets, with 49 daily newspapers and a joint interest in four others, online sites and more than 300 specialty publications in 23 states. Lee’s newspapers have circulation of 1.5 million daily and 1.8 million Sunday, reaching four million readers daily. Lee’s online sites attract 14 million unique visits monthly, and Lee’s weekly publications have distribution of more than four million households. Lee’s markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; and Tucson, Ariz. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

LEE ENTERPRISES, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Thousands, except EPS)

	13 Weeks Ended			26 Weeks Ended
	March 29 2009	March 30 2008%		March 29 2009	March 30 2008%
Advertising revenue:
Retail	$ 79,853	$ 99,120	(19.4)%	$ 192,787	$ 226,722	(15.0)%
National	9,591	11,233	(14.6)	22,442	24,815	(9.6)
Classified:
Daily newspapers:
Employment	6,413	15,700	(59.2)	15,099	31,067	(51.4)
Automotive	7,461	10,895	(31.5)	16,104	22,624	(28.8)
Real estate	7,314	10,530	(30.5)	15,440	22,073	(30.1)
All other	9,946	9,805	1.4	19,992	19,793	1.0
Other publications	7,552	10,826	(30.2)	15,909	21,466	(25.9)
Total classified	38,686	57,756	(33.0)	82,544	117,023	(29.5)
Online	9,919	13,494	(26.5)	21,540	26,969	(20.1)
Niche publications	3,480	4,530	(23.2)	6,799	8,174	(16.8)
Total advertising revenue	141,529	186,133	(24.0)	326,112	403,703	(19.2)
Circulation	47,086	49,087	(4.1)	94,642	98,892	(4.3)
Commercial printing	3,042	3,805	(20.1)	6,511	7,980	(18.4)
Online services & other	7,187	8,700	(17.4)	15,134	17,006	(11.0)
Total operating revenue	198,844	247,725	(19.7)	442,399	527,581	(16.1)
Operating expenses:
Compensation	84,295	105,574	(20.2)	178,778	213,768	(16.4)
Newsprint and ink	20,664	24,349	(15.1)	45,818	49,452	(7.3)
Other operating expenses	62,871	73,250	(14.2)	132,821	147,376	(9.9)
Workforce adjustments	2,351	411	NM	3,189	411	NM
Operating expenses, excluding depreciation and amortization	170,181	203,584	(16.4)	360,606	411,007	(12.3)
Operating cash flow (3)	28,663	44,141	(35.1)	81,793	116,574	(29.8)
Depreciation	8,408	8,817	(4.6)	16,704	16,976	(1.6)
Amortization	12,092	14,868	(18.7)	24,195	29,740	(18.6)
Impairment of goodwill and other assets	144,862	841,005	NM	214,907	841,005	NM
Equity in earnings (loss) of associated companies:
TNI Partners	451	1,221	(63.1)	2,320	3,633	(36.1)
Madison Newspapers	(103)	587	NM	1,092	2,476	(55.9)
Reduction in investment in TNI Partners	9,951	90,384	NM	9,951	90,384	NM
Operating income	(146,302)	(909,125)	NM	(180,552)	(855,422)	NM

Non-operating income (expense):
Financial income	549	1,520	(63.9)	1,820	3,316	(45.1)
Financial expense	(17,031)	(17,948)	(5.1)	(35,116)	(37,922)	(7.4)
Debt financing costs	(12,927)	(876)	NM	(14,850)	(1,752)	NM
Other, net	1,823	24	NM	1,823	24	NM
	(27,586)	(17,280)	59.6	(46,323)	(36,334)	27.5
Income from continuing operations before income taxes	(173,888)	(926,405)	NM	(226,875)	(891,756)	NM
Income tax expense	(63,999)	(220,841)	NM	(69,523)	(208,587)	NM
Minority interest	(38)	(11)	NM	132	596	NM
Income from continuing operations	(109,851)	(705,553)	NM	(157,484)	(683,765)	NM
Discontinued operations	-	(1)	NM	(5)	337	NM
Net loss	(109,851)	(705,554)	NM	(157,489)	(683,428)	NM
Change in redeemable minority interest	58,094	(7,483)	NM	57,055	(7,483)	NM
Net loss available to common stockholders	$ (51,757)	$ (713,037)	NM	$ (100,434)	$ (690,911)	NM

Earnings per common share:
Basic:
Continuing operations	$ (1.16)	$ (15.90)	NM	$ (2.26)	$ (15.25)	NM
Discontinued operations	-	-	NM	-	0.01	NM
	$ (1.16)	$ (15.90)	NM	$ (2.26)	$ (15.24)	NM

Diluted:
Continuing operations	$ (1.16)	$ (15.90)	NM	$ (2.26)	$ (15.25)	NM
Discontinued operations	-	-	NM	-	0.01	NM
	$ (1.16)	$ (15.90)	NM	$ (2.26)	$ (15.24)	NM

Average common shares:
Basic	44,449	44,834		44,427	45,331
Diluted	44,449	44,834		44,427	45,331

SELECTED COMBINED PRINT AND ONLINE ADVERTISING REVENUE
(Thousands)

	13 Weeks Ended			26 Weeks Ended
	March 29 2009	March 30 2008%		March 29 2009	March 30 2008%
Retail	$ 82,513	100,189	(17.6)%	$ 198,148	$ 228,362	(13.2)%

Classified:
Employment	10,128	23,936	(57.7)	23,408	47,061	(50.3)
Automotive	11,079	15,135	(26.8)	23,806	31,711	(24.9)
Real estate	9,412	13,889	(32.2)	20,150	29,168	(30.9)
Other	15,108	17,105	(11.7)	30,956	34,266	(9.7)
Total classified	$ 45,727	$ 70,065	(34.7)%	$ 98,320	$ 142,206	(30.9)%

REVENUE BY REGION
(Thousands)

	13 Weeks Ended			26 Weeks Ended
	March 29 2009	March 30 2008%		March 29 2009	March 30 2008%
Midwest	$ 117,634	$ 148,507	(20.8)%	$ 265,396	$ 319,236	(16.9)%
Mountain West	36,737	45,346	(19.0)	81,938	96,227	(14.8)
West	24,024	31,025	(22.6)	53,453	66,471	(19.6)
East/Other	20,449	22,847	(10.5)	41,612	45,647	(8.8)
Total	$ 198,844	$ 247,725	(19.7)%	$ 442,399	$ 527,581	(16.1)%

DAILY NEWSPAPER ADVERTISING VOLUME
(Thousands)

	13 Weeks Ended			26 Weeks Ended
	March 29 2009	March 30 2008%		March 29 2009	March 30 2008%
Retail	2,457	2,946	(16.6)%	5,760	6,489	(11.2)%
National	112	161	(30.4)	259	341	(24.0)
Classified	2,696	3,349	(19.5)	5,665	6,911	(18.0)
Total	5,265	6,456	(18.4)%	11,684	13,741	(15.0)%

SELECTED BALANCE SHEET INFORMATION

	March 29	March 30
(Thousands)	2009	2008
Cash	$ 14,232	$ 2,478
Restricted cash and investments	4,300	118,560
Debt (principal amount)	1,206,375	1,365,875

SELECTED STATISTICAL INFORMATION
(Dollars in thousands)

	13 Weeks Ended			26 Weeks Ended
	March 29 2009	March 30 2008%		March 29 2009	March 30 2008%
Capital expenditures	3,721	4,778	(22.1)%	7,678	10,840	(29.2)%
Newsprint volume (tonnes)	25,331	37,194	(31.9)	56,105	77,735	(27.8)
Full-time equivalent employees	6,659	7,966	(16.4)	6,967	8,053	(13.5)

FREE CASH FLOW (4)
(Thousands)

	13 Weeks Ended			26 Weeks Ended
	March 29 2009	March 30 2008		March 29 2009	March 30 2008
Operating income	$ (146,302)	$ (909,125)		$ (180,552)	$ (855,422)
Depreciation and amortization	20,880	25,270		41,658	49,886
Impairment of goodwill and other assets	144,862	841,005		214,907	841,005
Reduction in investment in TNI Partners	9,951	90,384		9,951	90,384
Stock compensation	513	1,610		1,565	3,124
Cash interest expense	(18,426)	(19,933)		(38,575)	(41,864)
Debt financing costs	(13,138)	-		(22,840)	-
Financial income	549	1,520		1,820	3,316
Cash income taxes	(1,187)	(16,162)		(5,604)	(21,125)
Minority interest	38	11		(132)	(596)
Capital expenditures	(3,721)	(4,778)		(7,678)	(10,840)
	$ (5,981)	$ 9,802		$ 14,520	$ 57,868

NOTES:

(1)

Adjusted net income and adjusted earnings per common share, which are defined as income (loss) available to common stockholders and earnings (loss) per common share adjusted to exclude unusual items and those of a substantially non-recurring nature, are non-GAAP (Generally Accepted Accounting Principles) financial measures. Reconciliations of adjusted net income and adjusted earnings per common share to income (loss) available to common stockholders and earnings (loss) per common share are included in tables in this release.

No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure. However, the company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance, or assist in forecasting and analyzing future periods. The company also believes such non-GAAP financial measures are alternative indicators of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a publishing business and its ability to meet debt service requirements.

(2)

Operating cash flow, which is defined as operating income before depreciation, amortization, impairment charges and equity in earnings of associated companies, is a non-GAAP financial measure. See (1) above. The company believes operating cash flow provides meaningful supplemental information because of its focus on results from operations before depreciation and amortization, non-cash impairment charges and earnings from equity investments. Reconciliations of operating cash flow to operating income (loss), the most directly comparable GAAP measure, are included in tables accompanying this release.

(3)	Comparison to prior year excludes The Capital Times, which ceased daily publication in April 2008.
(4)

Free cash flow, which is defined as operating income, plus depreciation and amortization, impairment charges, stock compensation and financial income, minus financial expense (exclusive of non-cash amortization and accretion), cash income taxes, capital expenditures and minority interest, is a non-GAAP financial measure. See (1) above. The company believes free cash flow provides meaningful supplemental information because of its focus on results from operations after inclusion or exclusion of the several factors noted above. Reconciliations of free cash flow to operating income (loss), the most directly comparable GAAP measure, are included in a table accompanying this release.

(5)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(6)	The company disclaims responsibility for updating information beyond the release date.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking, that is based largely on the Company’s current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond its control, are the Company’s ability to generate cash flows and maintain liquidity sufficient to service its debt, and comply with or obtain amendments or waivers of the financial covenants contained in its credit facilities, if necessary. Other risks and uncertainties include the impact of continuing adverse economic conditions, potential changes in advertising demand, newsprint and other commodity prices, energy costs, interest rates and the availability of credit due to instability in the credit markets, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in maintaining employee and customer relationships, increased capital and other costs, competition and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 28, 2008. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100